SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.
                       Suite 1502, No. 333 Zhaojibang Road
                       Shanghai, Peoples Republic of China
                           Telephone: 86 21 64 22 0505


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD AT 2:00 pm. (Beijing time) on Monday
                                  May 23, 2005


To the Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Sunrise Real Estate Development Group, Inc., (the "Company"), which will be held at the Regal Airport Hotel, 9 Cheong Tai Road, Hong Kong International Airport, Chek Lap Kok, Hong Kong, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

1. To elect a board of six directors to serve until the next annual meeting of the Company's stockholders or until their respective successors have been elected and qualify;

2. To ratify the selection and appointment of BDO McCable, Certified Public Accountants as the Company's independent public accountants for fiscal year 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record of the Company's Common Stock at the close of business on April 18, 2005, the record date set by the Board of Directors, are entitled to notice of, and to vote at, the Meeting.

         THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Chang Chih Ming
                                    Secretary





Shanghai, PRC
May 2, 2005

                   SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.
                       Suite 1502, No. 333 Zhaojibang Road
                       Shanghai, Peoples Republic of China
                           Telephone: 86 21 64 22 0505
                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

         The following information is furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders ("Meeting") of Sunrise Real Estate Development Group, Inc., (the "Company"), which will be held at the Regal Airport Hotel, 9 Cheong Tai Road, Hong Kong International Airport, Chek Lap Kok, Hong Kong and any adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

         A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

         The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the management of the Company may also solicit some stockholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services. It is estimated that this Proxy Statement and accompanying Proxy will first be mailed to stockholders on or before May 2, 2005.

         Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of all six of the nominees for directors specified herein, and FOR the ratification of the selection and appointment of BDO McCable, Certified Public Accountants as the Company's independent public accountants for fiscal year 2005, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company.

                           STOCKHOLDERS' VOTING RIGHTS

         Only holders of record of the Company's Common Stock at the close of business on April 18, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. On such date there were 21,636,614 shares of Common Stock outstanding, entitled to one vote per share.

         With respect to the election of directors, assuming a quorum is present, the six candidates receiving the highest number of votes will be elected. See "Nomination and Election of Directors." To ratify the selection and appointment of BDO McCable, Certified Public Accountants, assuming a quorum is present, the affirmative vote of stockholders holding a majority represented at the Meeting is required. A quorum is the presence in person or by proxy of shares representing a majority of the outstanding shares of the Common Stock of the Company.

         Under the Company's bylaws and Texas, USA law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection and appointment of BDO McCable, Certified Public Accountants will have the effect of a no vote for such proposal.

         Change of Control
         -----------------

         On August 31, 2004, the Company, Lin Ray Young Enterprise Ltd., a British Virgin Islands company ("LRY") and Lin, Chi-Jung, agent for the beneficial shareholders of LRY, i.e. Ace Develop Properties, Ltd. ("Ace Develop"), Planet Technology Corporation ("Planet") and Systems and Technology Corporation ("Systems"), entered into that certain Exchange Agreement that provided for the Company's issue of ten (10) million shares of Common Stock to the beneficial shareholders, or their designees, in exchange for 100% of the outstanding capital stock of "LRY". This agreement closed on October 5, 2004. Lin, Chi-Jung is Chairman of the Board of Directors, CEO and President of the Company, the President of LRY and the sole shareholder of Ace Develop, Planet and Systems. Of the 10,000,000 shares of common stock of the Company issued in this transaction, 8,500,000 shares were issued to Ace Develop, 750,000 shares were issued to Planet and 750,000 shares were issued to Systems. The 10,000,000 shares issued in exchange for all of the capital stock of LRY were arbitrarily determined by the Company's Board of Directors. Lin, Chi-Jung is, as aforesaid, the Chairman of the Company's Board of Directors.

         Also on August 31, 2004, the Company, Sunrise Real Estate Development Group, Inc. a Cayman Islands company ("CY-SRRE") and Lin, Chi-Jung, on behalf of the beneficial shareholder of CY-SRRE, i.e. Ace Develop, entered into that certain Exchange Agreement that provides for the Company's issue of five (5) million shares of common stock to the beneficial shareholder or its designees, in exchange for 100% of the outstanding capital stock of CY-SRRE. This agreement closed on October 5, 2004. As stated above, Lin, Chi-Jung is Chairman of the Board of Directors, CEO and President of the Company; he is the President of CY-SRRE and the sole shareholder of Ace Develop. The 5,000,000 shares of common stock of the Company issued in this transaction to Ace Develop in exchange for all of the capital stock of CY-SRRE was arbitrarily determined by the Company's Board of Directors. Lin, Chi-Jung is, as aforesaid, the Chairman of the Company's Board of Directors.

         As a result of these two transactions, Lin, Chi-Jung became the beneficial owner of 15,000,000 shares of Common Stock of the Company that represents 69.32% of the 21,636,614 shares of Common Stock outstanding. Therefore, Lin, Chi-Jung should be considered a "controlling" person of the Company.

         On October 11, 2004, Chiu, Chi-Yuan resigned as President and CEO of the Company and Lin-Chi Jung was elected by the Board the President and CEO of the Company to serve until his successor is elected and qualified. Chiu, Chi-Yuan remains a member of the Board of Directors of the Company.

           VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of April 18, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                           Beneficially                   Percent of Outstanding
                           Owned Shares                   Shares of
Name and Address (1)       of Common Stock (2)            Common Stock
---------------------      -------------------            ----------------------
Lin, Chi- Jung             15,000,000                     69.32%
117, No. 249,
Sec. 1, Fushing S. Rd.
Da-an District
Taipei City 106
Taiwan R.O.C.
---------------------      -------------------            ----------------------
All Directors              15,000,000                     69.32%
and Executive
Officers as
A Group (eight persons)
---------------------      -------------------            ----------------------

(1) Other than Mr. Lin, no officer or director owns any shares of Common stock of the Company. Mr. Lin is President and CEO of the Company.
(2) Includes 13,500,000 shares owned of record by Act Develop Properties Limited, 750,000 shares owned of record by Planet Technology Corporation and 750,000 shares owned of record by Systems and Technology Corp, each of which companies Mr. Lin is the sole owner.

                      NOMINATION AND ELECTION OF DIRECTORS

         The Company's directors are to be elected at each annual meeting of stockholders. At this Meeting, six directors are to be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualify. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company.

         In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

         The six nominees receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify.

         The following table sets forth certain information concerning the nominees for election as directors (all of such nominees are members of the Company's present Board of Directors except Lin, Chao-Chin).


Director Since           Name of Individual     Age       Position with Company

October 28,2003            LIN, CHI-JUNG        45      Chief Executive Officer,
                                                         President and Director
October 28, 2003          CHIU, CHI-YUAN        39              Director
November 23, 2004          LI XIAO-GANG         47              Director
       N/A                LIN, CHAO-CHIN        57       Chief Operating Officer
November 23, 2004            CHEN REN           57              Director
November 23, 2004           FU XUAN-JIE         54              Director

         Lin, Chi-Jung has been for over the past five years principally involved through his own companies in real estate development activities in Mainland China. He was and is the CEO of the Company's subsidiaries, Shanghai Xin Ji Yang Real-Estate Consultation Co. Ltd. and Shanghai Ji Yang Real Estate Development Co., Ltd.

         Chiu, Chi-Yuan is the Managing Director of TransCapital Asset Management Ltd. where he has served since 2002. During the period 2001 - 2003, he was vice-president for international business, Waterland Securities Co., Ltd., Taipei, Taiwan. From 1998 - 2000, he was vice president, Powerlink Technology Development Co., Ltd, Taipei, Taiwan.

         Li Xiao-Gang graduated from Shanghai Finance and Economics University in 1984, and joined the Shanghai Academy of Social and Science. In 1992, he was the deputy director of the Economics Law Consultation Center of the Shanghai Academy. In 2000, he was the Director of the Foreign Investment Research Center of the Academy. From 1992 to the present, Mr. Li served as a Director cum Deputy Secretary-General of the Shanghai Consultation Association.

         Lin Chao-Chin is one of the co-founders of the Company's subsidiary, Shanghai Xin Ji Yang Real Estate Consultation Co. He has 28 years of real estate industry experience, particularly in the areas of agency, property investment, and development services. Prior to starting his business in Mainland China, he co-founded Taipei Xin Lian Yang Property Co. Ltd. in Taiwan back in the early 80's, which grew to have contracted sales of NTD 120 Billion (approx. USD 3.4 billion) and 800 employees. In 2001 he joined Lin Chi-Jung to re-establish his career in Mainland China. Currently, Lin Chao-Chin is managing the day-to-day business operation of Shanghai Xin Ji Yang Real Estate Consultation Co. LTD. Lin Chao-Chin graduated from Taiwan Chung Yuan University with a Bachelors Degree in Business Administration.

         Chen Ren is Chairman and General Manager of Shanghai Real Estate Group of Companies. He has been involved in the Shanghai real property market for the past 15 years. Among some of the companies that he has been associated with are:
Shanghai She-ye Property Ltd, Shanghai Rui Nan Property Limited, the General Manager of Shanghai Gong Zhi Jing Center and Shanghai An Ju Property Development Center.

         Fu Xuan-Jie is an attorney and currently a practices law in his co-founded firm, Fu Xuan-Jie & Associates Law Office. Prior to establishing his own law firm, Mr. Fu was associated with several other law offices. Mr. Fu specializes in corporate and international law, especially in the areas of international compensation and financial legality cases. Among some of the clientele that Mr. Fu serves are Coca-Cola, Banque Endosuez, AT&T, L'Oreal.


Other Executive Officers


Liu, Huan Zhang,                    Liu,   Huan  Zhang  is  currently   head  of
Chief Operating Officer,            operations  of  Shanghai   Shang  Yang  Real
Shanghai Shang Yang Real            Estate  Consultation  Co. Ltd. He works with
Estate Consultation Co.             the rest of the Company's nationwide team to
 Ltd.                               identify  and source  development  projects.
                                    Prior to joining the Company, Mr. Liu had 15
                                    years    of    well-rounded     professional
                                    experience  in real  estate  investment  and
                                    management. Some of the well-known companies
                                    that  he  served  are:  Tai Yi  Construction
                                    Management  Co.  Ltd.  Taiwan,  and Pan Asia
                                    Estate   Evaluation  &  Certification   Ltd.
                                    Taiwan.  Mr. Liu earned  both his  Bachelors
                                    Degree  in  Civil  Engineering  and  Masters
                                    Degree  in City  Planning  from  Zhong  Xing
                                    University, Taiwan.



Art Honanyan                        In 1973,  Art  Honanyan  received  an MBA in
Chief Financial Officer             Accounting   and   Finance   from  New  York
                                    University.  He  is a  Certified  Management
                                    Accountant  and a member of the Institute of
                                    Management Accountants.  For 10 years he was
                                    Manager  and  Assistant   Secretary  in  the
                                    corporate planning and control department of
                                    Continental  Corporation,  a large  New York
                                    based international  insurance company.  For
                                    the next 10 years,  he held the CFO position
                                    at  California   Central  Bank  &  Trust,  a
                                    California  based trust services bank. After
                                    this time, he held adjunct faculty positions
                                    in finance  and  accounting  at several  Los
                                    Angeles area graduate business MBA programs.


Executive Compensation
----------------------

         The  following  table  reflects  the  compensation  paid  to our  Chief
Executive  Officer  and  each  of  our  compensated   executive  officers  whose
compensations exceeded $100,000 in fiscal years 2002, 2003 and 2004 for services rendered to the Company and its subsidiaries.



                                                                   Long Term Compensation

                                      Annual Compensation           Awards       Payouts
                                -------------------------------   -------------------------
(a)                      (b)      (c)      (d)          (e)          (f)           (g)           (h)          (i)
                         Year   Salary    Bonus    Other Annual   Restricted    Securities      LTIP        All Other
                                                   Compensation     Stock       Underlying     Payouts    Compensation
                                                                   Award(s)    Options/SARs
Name and Principal                ($)      ($)          ($)          ($)           (#)           ($)          ($)
Lin, Chi-Jung, CEO,      2004   86,509   282,728      134,115         0             0             0            0
President & Chairman
(appointed on Oct 11,
2004)

Executive Officer of     2003   44,468      0         14,499          0             0             0            0
a subsidiary             2002   17,640      0            0            0             0             0            0

Chiu, Chi-Yuan, CEO,     2004      0        0            0            0             0             0            0
President & Chairman     2003      0        0            0            0             0             0            0
(appointed on Oct 28
2003 and resigned on
Oct 11, 2004)

Lin, Chao-Chin,          2004   55,096   282,728      108,742         0             0             0            0
Executive Officer of     2003   41,080      0         14,499          0             0             0            0
a subsidiary.            2002   34,519      0            0            0             0             0            0

Yarek Bartosz            2003      0        0            0            0             0             0            0
President, Secretary
(resigned on Oct 28,     2002      0        0            0            0             0             0            0
2003



Gust Kepler              2002      0        0            0            0             0             0            0
President & Director
(resigned July 2002)



         There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

         (e) Lin Chi-Jung and Lin Chao-Chin each received discretionary bonus of $282,728 in 2004. This incentive was attributed to the initial management team members for their valuable contribution to the Company. It was calculated at 0.2% of the total value of properties sold in 2004.

         (i)  Lin,   Chi-Jung   received  housing   allowance  of  $115,991  and
promotional fee of $18,124 during the year 2004.

         (i) Ms. Chang Shu-Ching, a Director whose term of office will expire upon the election of Directors at the Annual Meeting of Shareholders on May 23, 2005, is entitled to share 10% of the net profits, if any, of the Company's Suzhou Property Underwriting Project, the proportion to the venture deposit contributed by her.

      INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         The business of the Company's Board of Directors is conducted through full meetings of the Board and consents of members. The Company does not have a nominating committee, audit committee or compensation committee of the Board of Directors. The Board of Directors of the Company selected the nominees for election as Directors.

         There were 4 meetings of the Board of Directors of the Company during of 2004. All Directors then serving as Directors attended the meetings. Other Board action was taken by unanimous consents.

Compensation of Board of Directors

         Board members serve without compensation. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at Board meetings.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Action is to be taken by the stockholders at the Meeting with respect to the ratification of BDO McCable, Certified Public Accountants the Company's current independent public accountants, as independent accountants for the Company for the fiscal year ending December 31, 2005. BDO McCable, Certified Public Accountants does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in BDO McCable, Certified Public Accountants.

         The Board of Directors of the Company has approved BDO McCable, Certified Public Accountants as its independent accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent accountants.

         Representatives of BDO McCable, Certified Public Accountants will be present at the Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

         Notwithstanding the ratification by shareholders of the appointment of BDO McCable, Certified Public Accountants, the Board of Directors may, if the circumstances dictate, appoint other independent accountants.

Audit Fees

         BDO McCable, Certified Public Accountants billed the Company $68,500 in aggregate fees for professional services rendered for the audit of the Company's financial statements for its year ended December 31, 2004.

Audit-Related Fees

         Aggregate fees billed for all audit-related services rendered by BDO McCable, Certified Public Accountants consisted of $68,500 for 2004.


Financial Information Systems Design and Implementation Fees

         BDO McCable, Certified Public Accountants did not perform any financial information systems design and implementation services for the Company during the fiscal year ended December 31, 2004.

All Other Fees

         BDO McCable, Certified Public Accountants did not bill the Company any additional fees for professional services rendered to the Company during fiscal year ended December 31, 2004.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's most recent fiscal year all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been met on a timely basis.

                  STOCKHOLDER PROPOSAL FOR NEXT ANNUAL MEETING

         Stockholders who wish to present proposal for action at the 2006 Annual Meeting of Stockholders should submit their proposal in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. The Secretary must receive a proposal no later than December 30, 2005.

                          ANNUAL REPORT TO STOCKHOLDERS

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including audited consolidated financial statements, but excluding exhibits, as filed with the Securities and Exchange Commission, has been mailed to the stockholders concurrently herewith and constitutes the Company's Annual Report to Shareholders. Such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any stockholder who does not receive a copy of such Annual Report to Stockholders may obtain one by writing to the Secretary of the Company at its address listed on the first page of this Proxy Statement. If copies of exhibits to the Form 10-KSB Annual Report are requested, a copying charge of $.20 per page will be made.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that is to be presented for action at the Meeting. Should any other matter come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matter in accordance with their best judgment and discretion.


                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    Chang, Chih-Ming
                                    Secretary
Shanghai
Peoples Republic of China
May 2, 2005

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                   SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.
                       Suite 1502, No. 333 Zhaojibang Road
                       Shanghai Peoples Republic of China
                           Telephone: 86 21 64 22 0505

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON May 23, 2005.

         The undersigned hereby appoints Lin, Chi-Jung and Lin, Chao-Chin as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Sunrise Real Estate Development Group, Inc. held of record by the undersigned on April 18, 2005, at the Annual Meeting of Stockholders of Sunrise Real Estate Development Group, Inc. to be held on May 23, 2005 or any adjournment thereof.

INSTRUCTIONS: PLEASE INDICATE YOUR PROPOSAL SELECTION BY PLACING AN "X" IN THE APPROPRIATE BOXES BELOW.


1.       ELECTION OF DIRECTORS

To vote for all nominees, place an "X" in the box marked FOR ALL NOMINEES BELOW. To withhold authority to vote for all nominees, place an "X" in the box marked WITHHOLD AUTHORITY below. To withhold authority to vote for any specific individual nominee, check the space next to the applicable nominee's name below WITHHOLD AUTHORITY:

[_] FOR ALL NOMINEES BELOW

Lin, Chi-Jung                       Chin, Chi-Yuan            Fu, Xuan-Jie

Chen, Ren                           Li, Xiao-Gang             Lin, Chao-Chin

[_] WITHHOLD AUTHORITY to vote for all nominees listed below

Lin, Chi-Jung [_]                   Chin, Chi-Yuan [_]        Fu, Xuan-Jie [_]

Chen, Ren [_]                       Li, Xiao-Gang [_]         Lin, Chao-Chin [_]

2. TO RATIFY THE SELECTION OF BDO MCCABLE, CERTIFIED PUBLIC ACCOUNTANTS AS INDEPENDENT PUBLIC ACCOUNTANTS.

[_] FOR                             [_] AGAINST               [_] ABSTAIN

                           (continued on reverse side)

                          (continued from reverse side)



3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.


Dated: May __, 2005



__________________________________________
Signature of Stockholder



__________________________________________
Signature if held jointly


Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE READ, COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.